SCHEDULE 14A
                                 (Rule 14a-101)

                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed  by  the  Registrant                          [x]
Filed  by  a  Party  other  than  the  Registrant   [ ]

Check  the  appropriate  box:

[ ]  Preliminary  Proxy  Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[x]  Definitive  Proxy  Statement
[ ]  Definitive  Additional  Materials
[ ]  Soliciting  Material  Pursuant  to  14a-12

                                 EXELIXIS, INC.
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               (Name  of  Registrant  as  Specified  in  Its  Charter)

--------------------------------------------------------------------------------
     (Name  of  Person(s)  Filing  Proxy Statement if other than the Registrant)

Payment  of  Filing  Fee  (Check  the  appropriate  box)

[x]  No  fee  required.
[ ]  Fee  computed  on  table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title  of  each  class  of  securities  to  which transaction applies:

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     (2)  Aggregate  number  of  securities  to  which  transaction  applies:

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     (3)  Per  unit  price  or  other  underlying  value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4)  Proposed  maximum  aggregate  value  of  transaction:

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     (5)  Total  fee  paid:

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[ ]  Fee  paid  previously  with  preliminary  materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount  Previously Paid:

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     (2)  Form,  Schedule  or  Registration  Statement  No.:

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     (3)  Filing  Party:

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     (4)  Date  Filed:

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

                                 EXELIXIS, INC.
                                 170 Harbor Way
                          South San Francisco, CA 94080

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 16, 2003

TO  THE  STOCKHOLDERS  OF  EXELIXIS,  INC.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Exelixis, Inc., a Delaware corporation (the "Company"), will be held on Monday, June 16, 2003 at 8:00 a.m., local time, at the Company's offices located at 170 Harbor Way, South San Francisco, California 94080 for the following purposes:

     1) To elect two Class I directors to hold office until the 2006 Annual Meeting of Stockholders.

     2) To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending December 31, 2003.

     3) To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     The Board of Directors has fixed the close of business on April 21, 2003, as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.


                                   By  Order  of  the  Board  of  Directors

                                   /s/  Glen  Y.  Sato

                                   Glen  Y.  Sato
                                   Secretary

South  San  Francisco,  California
April  28,  2003

-------------------------------------------------------------------------------
|     ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN   |
|PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE        |
|COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN | |ORDER TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING. A RETURN ENVELOPE | |(WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT| |PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF | |YOU ATTEND THE ANNUAL MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE | |HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE | |ANNUAL MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR |
|NAME. YOU MAY ALSO BE ABLE TO SUBMIT YOUR PROXY OVER THE INTERNET OR BY       |
|TELEPHONE, PLEASE REFER TO THE INFORMATION PROVIDED WITH YOUR PROXY CARD.     |
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
                                 EXELIXIS, INC.
                                 170 Harbor Way
                          South San Francisco, CA 94080
                                  -------------

                                PROXY STATEMENT
                  FOR THE 2003 ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 16, 2003
                                 -------------


           QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these materials?

     We sent you this proxy statement and the enclosed proxy card because the Board of Directors of Exelixis, Inc. (sometimes referred to as the "Company" or "Exelixis") is soliciting your proxy to vote at the 2003 Annual Meeting of Stockholders. You are invited to attend the Annual Meeting, and Exelixis requests that you vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.

     The Company intends to mail this proxy statement and accompanying proxy card on or about May 9, 2003 to all stockholders of record entitled to vote at the Annual Meeting.

Who can vote at the Annual Meeting?

     Only stockholders of record at the close of business on April 21, 2003 will be entitled to vote at the Annual Meeting. On the record date, there were approximately 59,694,141 shares of common stock outstanding and entitled to vote.

     Stockholder  of  Record:  Shares  Registered  in  Your  Name

     If on April 21, 2003 your shares were registered directly in your name with Exelixis' transfer agent, Mellon Investor Services, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, Exelixis urges you to fill out and return the enclosed proxy card.

     Beneficial  Owner:  Shares  Registered  in  the  Name  of  a Broker or Bank

     If on April 21, 2003 your shares were held electronically in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in "street name," and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

     There  are  two  matters  scheduled  for  a  vote:

- Election of two Class I directors to hold office until the 2006 Annual Meeting of Stockholders; and

- Ratification of the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending December 31, 2003.

How do I vote?

     You may either vote "For" all the nominees to the Board of Directors or you may abstain from voting for any nominee you specify. For any other matter to be voted on, you may vote "For" or "Against" or abstain from voting. The procedures for voting are fairly simple:

     Stockholder  of  Record:  Shares  Registered  in  Your  Name

     If you are a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy using the enclosed proxy card. Whether or not you plan to attend the meeting, Exelixis urges you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person if you have already voted by proxy.

- To vote in person, come to the Annual Meeting and Exelixis will give you a ballot when you arrive.

- To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, Exelixis will vote your shares as you direct.

     Beneficial  Owner:  Shares  Registered  in  the  Name  of  Broker  or  Bank

     Most beneficial owners whose stock is held in street name receive voting instruction forms from their banks, brokers or other agents, rather than the Company's proxy card. A number of brokers and banks are participating in a program provided through ADP Investor Communication Services that offers the means to grant proxies to vote shares by means of the telephone and Internet. If your shares are held in an account with a broker or bank participating in the ADP Investor Communications Services program, you may grant a proxy to vote those shares telephonically by calling the telephone number shown on the instruction form received from your broker or bank, or via the Internet at ADP Investor Communication Services' web site at (www.proxyvote.com).

     Votes submitted via the Internet or by telephone must be received by 3:59 p.m., Eastern Time, on June 13, 2003. Submitting your proxy via the Internet or by telephone will not affect your right to vote in person should you decide to attend the Annual Meeting.

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|The telephone and Internet voting procedures are designed to authenticate     |
|stockholders' identities, to allow stockholders to give their voting          |
|instructions and to confirm that stockholders' instructions have been recorded|
|properly. Stockholders voting via the Internet should understand that there   |
|may be costs associated with electronic access, such as usage charges from    |
|Internet access providers and telephone companies, that must be borne by the  |
|stockholder.                                                                  |
 ------------------------------------------------------------------------------

How many votes do I have?

     On each matter to be voted upon, you have one vote for each share of common stock you own as of April 21, 2003.

What if I return a proxy card but do not make specific choices?

     If you return a signed and dated proxy card without marking any voting selections, your shares will be voted "For" the election of each of the two nominees for director and "For" the ratification of the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending December 31, 2003. If any other matter is properly presented at the meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

     Exelixis will bear the entire cost of soliciting proxies, including the preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of the Company's common stock beneficially owned by others to forward to such beneficial owners. Exelixis may reimburse persons representing beneficial owners of the Company's common stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

What does it mean if I receive more than one proxy card?

     If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return EACH proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

     Yes. You can revoke your proxy at any time before the final vote at the meeting. You may revoke your proxy in any one of three ways:

- Your proxy may be revoked by filing with the secretary of the Company at the Company's principal executive office, 170 Harbor Way, South San Francisco, California 94080, either (1) a written notice of revocation or
     (2)  a  duly  executed  proxy  bearing  a  later  date.

- Your proxy may also be revoked by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, revoke your proxy.

When are stockholder proposals due for next year's Annual Meeting?

     To be considered for inclusion in next year's proxy materials, your proposal must be submitted in writing by January 9, 2004 to the secretary of the Company at Exelixis, Inc., 170 Harbor Way, South San Francisco, California 94080. If you wish to submit a proposal that is not to be included in next year's proxy materials, you must submit your proposal in writing, in the manner set forth in the Company's bylaws, to the secretary of the Company at Exelixis, Inc., 170 Harbor Way, South San Francisco, California 94080, not earlier than the close of business on March 18, 2004, nor later than the close of business on April 17, 2004.

How are votes counted?

     Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count "For" and (with respect to proposals other than the election of directors) "Against" votes, abstentions and broker non-votes. A "broker non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner (despite voting on at least one other proposal for which it does have discretionary authority or for which it has received instructions.) Abstentions will be counted towards the vote total for each proposal, and will have the same effect as "Against" votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

How many votes are needed to approve each proposal?

- For the election of directors, the two Class I nominees receiving the most "For" votes (among votes properly cast in person or by proxy) will be elected. Broker non-votes will have no effect.

- To be approved, Proposal No. 2, ratifying the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as independent auditors for the Company for its fiscal year ending December 31, 2003, must receive a "For" vote from the majority of shares present and entitled to vote either in person or by proxy. If you "Abstain" from voting, it will have the same effect as an "Against" vote. Broker non-votes will have no effect.

What is the quorum requirement?

     A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares are represented by votes at the meeting or by proxy. On the record date, there were approximately 59,694,141 shares outstanding and entitled to vote. Thus 29,847,072 shares must be represented by votes at the meeting or by proxy to have a quorum.

     Your shares will be counted towards the quorum only if you submit a valid proxy vote or vote at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, either the chairman of the meeting or a majority of the votes present at the meeting may adjourn the meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

     Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in the Company's quarterly report on Form 10-Q for the second quarter of 2003.

                                   PROPOSAL 1
                          ELECTION OF CLASS I DIRECTORS

     Our amended and restated certificate of incorporation and bylaws provide that the Board of Directors shall be divided into three classes, each class consisting, as nearly as possible, of one-third of the total number of directors, with each class having a three-year term. Vacancies on the Board of Directors may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board of Directors to fill a vacancy
(including a vacancy created by an increase in the number of directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director's successor is elected and qualified.

     Our Board of Directors is presently composed of nine members. There are two directors in Class I, the class whose term of office expires in 2003. Each of the nominees for election to this class is currently a director of the Company. If elected at the Annual Meeting, each of the nominees would serve until the 2006 Annual Meeting of stockholders and until his successor is elected and has qualified, or until such director's earlier death, resignation or removal.

     Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the Annual Meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve.

     Set forth below is biographical information for each person nominated and each person whose term of office as a director will continue after the Annual Meeting.

CLASS I NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2006 ANNUAL MEETING

     Charles Cohen, Ph.D., age 52, has been a director since November 1995. Dr. Cohen is currently the Chairman, Supervisory Board of CellZome GmbH, a post-genomics biopharmaceutical company. From July 2000 to August 2002, Dr. Cohen was the Chief Executive Officer of CellZome GmbH. Before this, Dr. Cohen co-founded Creative BioMolecules, Inc., a biotechnology company, in 1982 and was a director and its Chief Scientific Officer. In July 2000, Creative BioMolecules, Inc. merged with Ontogeny, Inc. and Reprogenesis, Inc. and formed Curis, Inc. Dr. Cohen serves on the Board of Directors of several private companies. Dr. Cohen holds a B.A. from State University of New York at Buffalo and a Ph.D. in Basic Medical Sciences from New York University School of Medicine.

     Geoffrey Duyk, M.D., Ph.D., age 44, has been a director since April 1998 and has served as our President of Research and Development since January 2003. Prior to that time, he served as our Executive Vice President and Chief Scientific Officer from April 1997 to December 2002. From 1994 to 1997, Dr. Duyk served at Millennium Pharmaceuticals, Inc., a genomics company, most recently as Vice President of Genomics. From 1992 to 1994, Dr. Duyk was an Assistant Professor in the Department of Genetics at Harvard Medical School and an Assistant Investigator of the Howard Hughes Medical Institute. While at Harvard Medical School, Dr. Duyk was a co-principal investigator in the NIH-funded Cooperative Human Linkage Center. Dr. Duyk is a member of the Board of Directors of two private companies. Dr. Duyk holds a Ph.D. and an M.D. from Case Western Reserve University and completed his residency and post-doctoral training at University of California, San Francisco.

                        THE BOARD OF DIRECTORS RECOMMENDS
                     A VOTE IN FAVOR OF EACH NAMED NOMINEE.


CLASS II DIRECTORS CONTINUING IN OFFICE UNTIL THE 2004 ANNUAL MEETING

     Jason S. Fisherman, M.D., age 46, has been a director since March 1996. Dr. Fisherman is a managing director of Advent International Corporation, a global private equity and venture capital investment firm, which he joined in 1994. From 1991 to 1994, Dr. Fisherman served as Senior Director of Medical Research at Enzon, Inc., a biopharmaceutical company. Dr. Fisherman serves on the Board of Directors of Crucell N.V., ILEX Oncology, Inc., Oridon Systems Ltd. and several private companies. Dr. Fisherman holds a B.A. in Molecular Biophysics and Biochemistry from Yale University, an M.D. from the University of Pennsylvania and an M.B.A. from the Wharton Graduate School of Business.

     Jean-Francois Formela, M.D., age 46, has been a director since September 1995. Dr. Formela has been a principal of Atlas Venture, a venture capital firm, since 1993. From 1989 to 1993, Dr. Formela served at Schering-Plough Corporation, most recently as Senior Director, Medical Marketing and Scientific Affairs, where he had biotechnology licensing and marketing responsibilities. Dr. Formela serves on the Board of Directors of DeCode Genetics, Inc., Nuvelo, Inc. and several private companies. Dr. Formela holds an M.D. from Paris University School of Medicine and an M.B.A. from Columbia Business School.

     Vincent  T.  Marchesi,  M.D.,  Ph.D., age 67, has been a director since May
2001. Since 1973, Dr. Marchesi has been a Professor of Pathology and Cell Biology at Yale University and since 1991, has been the Director of the Boyer Center for Molecular Medicine at Yale University. Dr. Marchesi is also Editor-in-Chief at the Federation of American Societies for Experimental Biology Journal. In 1982, Dr. Marchesi co-founded Molecular Diagnostics, Inc., a diagnostic development company. Dr. Marchesi was formerly Chair of Pathology at the Yale-New Haven Hospital. Dr. Marchesi holds an M.D. from Yale University and  a  Ph.D.  from  Oxford  University.

CLASS III DIRECTORS CONTINUING IN OFFICE UNTIL THE 2005 ANNUAL MEETING

     Stelios Papadopoulos, Ph.D., age 54, has been a director since December 1994 and the Chairman of the Board since January 1998. Dr. Papadopoulos has been an investment banker at SG Cowen Securities Corporation since February 2000. Before this, Dr. Papadopoulos was an investment banker at UBS PaineWebber from April 1987 to February 2000, and Chairman of PaineWebber Development Corp., a UBS PaineWebber subsidiary, from June 1998 to February 2000. Dr. Papadopoulos is a member of the Board of Directors of Diacrin, Inc. and several private companies. Dr. Papadopoulos holds a Ph.D. in Biophysics and an M.B.A. in Finance, both from New York University.

     George A. Scangos, Ph.D., age 54, has served as a director and as our President and Chief Executive Officer since October 1996. From September 1993 to October 1996, Dr. Scangos served as President of Biotechnology at Bayer Corporation, a pharmaceutical company, and was responsible for research, business and process development, manufacturing, engineering and quality assurance. Dr. Scangos is a member of the Board of Directors of Onyx Pharmaceuticals, Inc. and a private company. Dr. Scangos was a Post-Doctoral Fellow at Yale University and a faculty member at the Johns Hopkins University. Dr. Scangos currently holds an appointment as Adjunct Professor of Biology at Johns Hopkins University. Dr. Scangos holds a B.A. in Biology from Cornell University and a Ph.D. in Microbiology from the University of Massachusetts.

     Peter  Stadler,  Ph.D.,  age 57, has been a director since April 1998.  Dr.
Stadler has been Managing Director of Artemis Pharmaceuticals GmbH, a wholly-owned subsidiary of the Company, since May 2001. From 1998 to 2001, Dr. Stadler was President and Chief Executive Officer of Artemis Pharmaceuticals GmbH, a biotechnology company. From 1987 to 1997, Dr. Stadler was head of pharma-biotechnology at Bayer AG, a pharmaceutical company. From 1986 to 1987, Dr. Stadler served as a visiting scientist at the University of Munster, Germany and the Massachusetts Institute of Technology in the area of biotechnology. Dr. Stadler holds a Ph.D. in Organic Chemistry and Biochemistry from the University of Hamburg.

     Lance Willsey, M.D., age 41, has been a director since April 1997. Dr. Willsey has been a Founding Partner of DCF Capital, a hedge fund focused on investing in the life sciences, since July 1998. From July 1997 to July 1998, Dr. Willsey served on the Staff Department of Urologic Oncology at the Dana Farber Cancer Institute at Harvard University School of Medicine. From July 1996 to July 1997, Dr. Willsey served on the Staff Department of Urology at Massachusetts General Hospital at Harvard University School of Medicine, where he was a urology resident from July 1992 to July 1996. Dr. Willsey holds a B.S. in Physiology from Michigan State University and an M.S. in Biology and an M.D., both from Wayne State University.

BOARD COMMITTEES AND MEETINGS

     During the year ended December 31, 2002, our Board of Directors held four meetings and acted by written consent three times. Our Board of Directors has an Audit Committee and a Compensation Committee.

     The Audit Committee of the Board of Directors oversees the Company's corporate accounting and financial reporting process. For this purpose, the Audit Committee performs several functions. The Audit Committee evaluates the performance of and assesses the qualifications of the independent auditors; determines on behalf of the Board of Directors the engagement of the independent auditors; determines on behalf of the Board of Directors whether to retain or terminate the existing independent auditors or to appoint and engage new independent auditors; reviews and approves the engagement of the independent auditors to perform any proposed permissible services; monitors the rotation of partners of the independent auditors on the Company engagement team as required by law; reviews the financial statements to be included in the Company's Annual Report on Form 10-K; and discusses with management and the independent auditors the results of the annual audit and the results of the Company's quarterly financial statements.

     The Audit Committee was established in January 2000 in connection with our initial public offering. The Audit Committee is currently composed of three non-employee directors: Drs. Fisherman, Formela and Willsey. The Audit Committee met four times during the year ended December 31, 2002. All members of the Audit Committee are independent (as independence is currently defined by the rules of the National Association of Securities Dealers). The Audit Committee has adopted a written Audit Committee Charter that is attached as Appendix A to these proxy materials.

     The Compensation Committee of the Board of Directors was established in January 2000 in connection with our initial public offering and reviews and recommends to the Board of Directors the compensation and benefits of all of our officers, establishes and reviews general policies relating to compensation and benefits of our employees that also include executive officers and performs such other functions regarding compensation as the Board of Directors may delegate. The Compensation Committee also administers the issuance of stock options and other awards under our stock plans. The Compensation Committee is currently composed of three non-employee directors: Drs. Cohen, Marchesi and Formela. The Compensation Committee met two times during the year ended December 31, 2002. All members of the Compensation Committee are independent (as independence is currently defined by the rules of the National Association of Securities Dealers).

     During the year ended December 31, 2002, all of our directors attended at least 75% or more of the total meetings of the Board of Directors and of the committees on which they served, held during the period for which they were a director or committee member, respectively.

                          REPORT OF THE AUDIT COMMITTEE(1)

     The Audit Committee of the Board of Directors of Exelixis serves as the representative of the Board of Directors for (a) general oversight of the financial reporting process of the Company, (b) monitoring the integrity of the Company's financial statements, (c) compliance with legal and regulatory requirements related to the preparation and external audit of the Company's financial statements and (d) selection, evaluation and retention of the Company's independent auditors. Each of the members of the Audit Committee is independent as defined under the Audit Committee Policies of the Nasdaq National Market.

     The Audit Committee maintains a written charter that outlines its responsibilities. Exelixis management has primary responsibility for preparing the Company's consolidated financial statements and establishing the financial reporting process. Ernst & Young LLP, the Company's independent auditors, are responsible for performing an audit of the Company's consolidated financial statements and expressing an opinion as to the conformity of such financial statements with generally accepted accounting principles in the Unites States. The Audit Committee's responsibility is to oversee and review this process. Based on this background, the Audit Committee reports as follows:

     1. We have reviewed and discussed the Company's audited consolidated financial statements as of and for the year ended December 31, 2002 with management and the independent auditors. We have also discussed with management and the independent auditors the process used to support the certifications of the Chief Executive Officer and Chief Financial Officer that are required by the Sarbanes-Oxley Act of 2002 and the Securities and Exchange Commission ("SEC") that are required to accompany the Company's periodic filings with the SEC.

     2. We have discussed with the independent auditors the matters required to be discussed under generally accepted auditing standards in the United States, including those matters set forth in Statement of Auditing Standards No. 61, as amended, "Communication with Audit Committees" (Codification of Statements on
Auditing  Standards,  AU  Section  380).

     3. We have received and reviewed the written disclosures and letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and have discussed with the independent auditors their independence from the Company. We have also considered whether the independent auditors' provision of non-audit services to the Corporation is compatible with maintaining the auditors' independence. We have concluded that the independent auditors are independent from the Company and its management.

     4.  Based  on  review and discussion of the matters set forth in paragraphs
(1) through (3) above, we have recommended to the Board of Directors (and the Board of Directors approved) that the audited consolidated financial statements referred to above be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the SEC.

     We have also selected Ernst & Young LLP as the Company's independent auditors for the fiscal year ended December 31, 2003 and have presented our selection to the Board of Directors to present to the stockholders for ratification.

     The undersigned members of the Audit Committee have submitted this Audit Committee Report as of this 31st day of March 2003.

                                             Jason  Fisherman
                                             Jean-Francois  Formela
                                             Lance  Willsey

-------------------
(1) The material in this report is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act of 1934, as amended (the "Exchange Act"), whether made before or after the date hereof and irrespective of any general incorporation by reference language contained in such filing.

                                   PROPOSAL 2
                RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The Audit Committee of the Board of Directors has selected Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 2003 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited the Company's financial statements for the years ended December 31, 2002 and 2001, respectively. PricewaterhouseCoopers LLP had audited the Company's financial statements from the Company's inception through the year ended December 31, 2000. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

     Neither the Company's bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young LLP as the Company's independent auditors. However, the Board of Directors is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board of Directors will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board of Directors in its discretion may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

     The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of Ernst & Young LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

AUDITORS' FEES

     (1) "Audit fees" include fees for services necessary to perform the audit of our financial statements for fiscal year 2002 and 2001, statutory audits, attest services and consents and assistance with, and review of, documents filed with the SEC.

     (2) "Audit-related fees" include audit-related consultation and consultation concerning financial accounting and reporting standards.

     (3) "Tax fees" can include all services performed by professional staff of the auditor's tax division, including fees for tax compliance, tax and planning and tax advice. There were no such fees incurred in either of the last two fiscal years.

     The aggregate fees billed by Ernst & Young LLP for the last two fiscal years for the services described above are as follows:

                               Year Ended December 31,
                             --------------------------
                                 2002          2001
                             ------------  ------------
Audit fees                   $    175,677  $    107,861
Audit-related fees                 18,260             -
Tax fees                                -             -
                             ------------  ------------
                             $    193,937  $    107,861
                             ============  ============

     The Audit Committee did not pre-approve any fees associated with financial systems consulting and accordingly, no such fees were incurred by the Company.

PRE-APPROVAL  OF  SERVICES

     The Audit Committee of the Board of Directors approved the following audit and non-audit services to be performed by Ernst & Young LLP, the Company's external auditor. Non-audit services are defined as services other than those provided in connection with an audit or a review of the financial statements of the Company. The Audit Committee has approved engagements of Ernst & Young LLP for the following services: (1) audit of the Company's Consolidated Financial Statements and related review of the Proxy and Form 10-K; (2) review of the Company's 2003 quarterly consolidated financial statements and the related SEC filings; (3) 2002 German Statutory Audits; (4) review of the Company's 2003 Registration Statement, if any, (5) 2003 Accounting Consultations, if any, and
(6) 2003 Tax Consultations, if any. There are no de minimus exceptions for Exelixis.

     The Audit Committee has determined that the rendering of the tax services and all other non-audit services by Ernst & Young LLP is compatible with maintaining the auditor's independence.

     During the fiscal year ended December 31, 2002, no hours expended on the Company's financial audit by Ernst & Young LLP were provided by persons other than Ernst & Young LLP's full-time permanent employees.

CHANGE  IN  INDEPENDENT  AUDITORS

     On December 14, 2001, the Company dismissed PricewaterhouseCoopers LLP as the independent auditors of the Company and appointed Ernst & Young LLP as its independent auditors. The decision to change independent auditors was approved by the Audit Committee under authority granted by the Board of Directors of the Company.

     The independent auditors' report on the Company's financial statements for the fiscal year ended December 31, 2000 did not contain an adverse opinion or disclaimer of opinion, nor was the report qualified or modified as to uncertainty, audit scope or accounting principles. In connection with the Company's audits for the fiscal years ended December 31, 2000 and 1999, and in the subsequent interim period prior to PricewaterhouseCoopers LLP's dismissal on December 14, 2001, there were no disagreements between the Company and PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PricewaterhouseCoopers LLP, would have caused PricewaterhouseCoopers LLP to make reference thereto in their reports on the financial statements for such years. PricewaterhouseCoopers LLP's letter to the SEC stating its agreement with the statements made herein is filed as an exhibit to the Company's Current Report on Form 8-K filed with the SEC on December 20, 2001.

     During the fiscal year ended December 31, 2000 and through December 14, 2001, the Company did not consult with Ernst & Young LLP regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements.

                        THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 2.

                      EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain information as of December 31, 2002 with respect to all of the Company's equity compensation plans in effect as of December 31, 2002:



                                         Number of          Weighted-
                                      securities to be       average         Number of securities
                                        issued upon      exercise price      remaining available
                                        exercise of      of outstanding     future issuance under
                                        outstanding         options,      equity compensation plans
                                     options, warrants    warrants and      (excluding securities
Plan Category                            and rights          rights        reflected in column (a))
-----------------------------------  ------------------  ---------------  --------------------------
                                            (a)
Equity compensation plans approved
by stockholders:

2000 Equity Incentive Plan (1)                8,408,577           $15.46                     259,507

2000 Non-Employee Directors
Stock Option Plan (2)                           290,000            17.09                   1,043,181

2000 Employee Stock Purchase
Plan (3)                                              -                -                     430,948

1994 & 1997 Equity Incentive Plan (4)           797,627             5.35                           -

Equity compensation plans not
approved by stockholders:
    None                                              -                -                           -
                                     ------------------                   --------------------------

Total                                         9,496,204            14.66                   1,733,636
                                     ==================                   ==========================

The above equity compensation plans of the Company were adopted with the approval of the Company's security holders.

-------------------
(1) In January 2000, the Company adopted the 2000 Equity Incentive Plan ("2000 Plan") to replace the 1997 Plan. A total of 3,000,000 shares of Exelixis common stock were initially authorized for issuance under the 2000 Plan. On the last day of each year for ten years, starting in 2000, the share reserve will automatically be increased by a number of shares equal to the greater of: 5% of the Company's outstanding shares on a fully-diluted basis; or that number of shares subject to stock awards granted under the 2000 Plan during the prior 12-month period.

(2) In January 2000, the Company adopted the 2000 Non-Employees Directors' Stock Option Plan ("Director Plan"). The Director Plan provides for the automatic grant of options to purchase shares of common stock to non-employee directors. A total of 500,000 shares of the Company's common stock were initially authorized for issuance under the Director Plan. On the last day of each year for ten years, starting in 2000, the share reserve will automatically be increased by a number of shares equal to the greater of: 0.75% of the Company's outstanding shares on a fully-diluted basis; or that number of shares subject to options granted under the Director Plan during the prior 12-month period.

(3) In January 2000, the Company adopted the 2000 Employee Stock Purchase Plan (the "ESPP"). The ESPP allows for qualified employees (as defined in the ESPP) to purchase shares of the Company's common stock at a price equal to the lower of 85% of the closing price at the beginning of the offering period or 85% of the closing price at the end of each purchase period. A total of 300,000 shares of common stock were initially authorized for issuance under the ESPP. On the last day of each year for ten years, starting in 2000, the share reserve will automatically be increased by a number of shares equal to the greater of: 0.75% of the Company's outstanding shares on a fully-diluted basis; or that number of shares subject to stock awards granted under the plan during the prior 12-month period.

(4) In January 1995, the Company adopted the 1994 Employee, Director and Consultant Stock Option Plan ("1994 Plan"). The 1994 Plan provides for the issuance of incentive stock options, non-qualified stock options and stock purchase rights to key employees, directors, consultants and members of the Scientific Advisory Board. In September 1997, the Company adopted the 1997 Equity Incentive Plan ("1997 Plan"). The 1997 Plan amends and supercedes the 1994 Plan. This Plan was replaced by the 2000 Plan and no further options will be issued.

In connection with the acquisition of Agritope in December 2000, the Company assumed all the options granted and outstanding to consultants and employees under the Agritope, Inc. 1997 Stock Award Plan. Each outstanding Agritope stock option was converted into the right to purchase the number of shares of the Company's common stock as determined using the applicable exchange ratio of
0.35. All other terms and conditions of the Agritope stock options did not change and such options will operate in accordance with their terms.

                              SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the ownership of the Company's common stock as of March 31, 2003 by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its common stock.



                                                            Beneficial Ownership
                                                  --------------------------------------
                Beneficial Owner                    Number of Shares    Percent of Total
------------------------------------------------  --------------------  ----------------
George A. Scangos, Ph.D. (1)                            2,864,461              4.80

Geoffrey Duyk, M.D., Ph.D. (2)                          2,068,749              3.47

Pamela A. Simonton (3)                                    182,500                 *

Jeffrey R. Latts, M.D. (4)                                265,000                 *

Stelios Papadopoulos, Ph.D. (5)                           692,277              1.16

Charles Cohen, Ph.D. (6)                                  382,857                 *

Jason S. Fisherman, M.D. (7)                            1,635,768              2.74

Jean-Francois Formela, M.D. (8)                         2,445,919              4.10

Vincent T. Marchesi, M.D., Ph.D (9)                        40,000                 *

Peter Stadler, Ph.D. (10)                                 263,958                 *

Lance Willsey, M.D. (6)                                    77,500                 *

5% Stockholders

T. Rowe Price (11)
   100 E Pratt Street                                   5,150,080              8.63
   Baltimore, MD 21202

FMR Corp. (11)
   82 Devonshire Street                                 3,405,000              5.71
   Boston, MA 02109

Wellington Management Company LLP (11)
   75 State Street                                      4,076,765              6.83
   Boston, MA 02109

All directors and executive officers as a group        12,574,556             21.08
   (20 persons) (12)

-------------------
   *   Less  than  one  percent.

1. Includes 90,909 shares held by George A. Scangos, Trustee of The Leslie S. Wilson Grantor Annuity Trust, 4,875 shares held by George A. Scangos and Leslie S. Wilson, as Trustees of The Jennifer Wilson Scangos Trust and 4,875 shares held by George A. Scangos and Leslie S. Wilson, as Trustees of The Katherine Wilson Scangos Trust. Includes 1,000,000 shares Dr. Scangos has the right to acquire pursuant to an option exercisable within 60 days of March 31, 2003, 730,209 of which would be subject to repurchase by Exelixis, if so exercised, and 32,813 shares Exelixis has the right to repurchase within 60 days of March 31, 2003.

2. Includes 17,137 shares held by Geoffrey M. Duyk and Ulrike Barbara Wolter, Trustees of The Duyk 2000 Irrevocable Trust dated 2/21/00, 4,275 shares held by Geoffrey M. Duyk and Ulrike Barbara Wolter, Trustees of The Charles Duyk Trust dated 2/21/00, 22,500 shares held by Ulrike Barbara Wolter, Trustee of The Geoffrey M. Duyk Irrevocable Trust dated 2/21/00 and 75,000 shares held by Geoffrey M. Duyk, Trustee of The Geoffrey M. Duyk Annuity Trust dated 2/21/00. Also includes 1,018,750 shares Dr. Duyk has the right to acquire pursuant to an option exercisable within 60 days of March 31, 2003, 644,793 of which would be subject to repurchase by Exelixis, if so exercised, and 21,875 shares Exelixis has the right to repurchase within 60 days of March 31, 2003.

3. Consists of 182,500 shares Pamela A. Simonton has the right to acquire pursuant to an option exercisable within 60 days of March 31, 2003, 96,825 of which would be subject to repurchase by Exelixis, if so exercised.

4. Consists of 265,000 shares Jeffrey R. Latts has the right to acquire pursuant to an option exercisable within 60 days of March 31, 2003, 197,084 of which would be subject to repurchase by Exelixis, if so exercised.

5. Includes 10,000 shares held by Fondation Sante, of which Dr. Papadopoulos is co-trustee. Also includes 40,000 shares Dr. Papadopoulos has the right to acquire pursuant to an option exercisable within 60 days of March 31, 2003, 5,730 of which would be subject to repurchase by Exelixis, if so exercised.

6. Consists of 40,000 shares Drs. Cohen and Willsey each has the right to acquire pursuant to an option exercisable within 60 days of March 31, 2003, 5,730 of which would be subject to repurchase by Exelixis, if so exercised.

7. Includes 1,098,271 shares held by Rovent II L.P., 274,720 shares held by Advent Performance Materials, L.P., 157,160 shares held by Adwest L.P., 62,219 shares held by Advent Partners L.P. and 3,398 shares held by Advent International Investors II, L.P. Advent International Corporation, the venture capital firm that is the manager of the funds affiliated with Advent International Group, exercises sole voting and investment power with respect to all shares held by these funds. Dr. Fisherman is a partner of Advent International Corporation and disclaims beneficial ownership of these shares except for 16,449 shares that are indirectly beneficially owned by Dr. Fisherman. Advent International Corporation is located at 75 State Street, Boston, MA 02109. Also includes 40,000 shares Dr. Fisherman has the right to acquire pursuant to an option exercisable within 60 days of March 31, 2003, 5,730 of which would be subject to repurchase by Exelixis, if so exercised.

8. Consists of 2,325,398 shares held by Atlas Venture Fund II, L.P., 1,105,470 shares held by Atlas Venture Europe Fund B.V. and 54,051 shares held by Atlas Venture Germany B.V. Atlas Venture Fund II, L.P., Atlas Venture Europe Fund B.V. and Atlas Venture Germany B.V. are part of the Atlas Venture, a group of funds under common control. Dr. Formela is a general partner of Atlas Venture. No general partner of Atlas Venture is deemed to have voting and investment power with respect to such shares, and Dr. Formela disclaims beneficial ownership of these shares. Atlas Venture is located at 222 Berkeley Street, Suite 1950, Boston, MA 02116. Also includes 40,000 shares Dr. Formela has the right to acquire pursuant to an option exercisable within 60 days of March 31, 2003, 5,730 of which would be subject to repurchase by Exelixis, if so exercised.

9. Consists of 30,000 shares Dr. Marchesi has the right to acquire pursuant to an option exercisable within 60 days of March 31, 2003, 12,501 of which would be subject to repurchase by Exelixis, if so exercised.

10. Consists of 117,500 shares Dr. Stadler has the right to acquire pursuant to an option exercisable within 60 days of March 31, 2003, 5,730 of which would be subject to repurchase by Exelixis, if so exercised.

11.  As  reported  in  SEC  filings.

12. Total number of shares includes 12,574,556 shares of Exelixis common stock held by entities affiliated with directors and executive officers, 3,922,765 shares issuable upon the exercise of options and warrants within 60 days of March 31, 2003, 2,453,368 of which would be subject to repurchase by Exelixis, if so exercised, and 100,627 shares that Exelixis has the right to repurchase within 60 days of March 31, 2003. See footnotes 1 through 11 above.

                        EXECUTIVE OFFICERS OF THE COMPANY


The following chart sets forth certain information regarding the executive officers of the Company:


Name                                 Age    Position
-----                                ---    ---------
George A. Scangos, Ph.D. (1)          54    President, Chief Executive Officer and Director
Geoffrey Duyk, M.D., Ph.D. (1)        44    President, Research and Development and Director
Glen Y. Sato                          44    Senior Vice President, Chief Financial Officer, General Counsel and Secretary
Gregory D. Plowman, M.D., Ph.D.       46    Senior Vice President of Pharmaceutical Research
Jane M. Green, Ph.D.                  51    Vice President of Corporate Communications
Jeffrey R. Latts, M.D.                55    Chief Medical Officer and Senior Vice President for Clinical Development
Michael M. Morrissey, Ph.D.           42    Senior Vice President of Discovery Research
Robert M. Myers (2)                   39    Executive Vice President of Pharmaceuticals
Pamela A. Simonton                    53    Vice President of Corporate Technology Development
John M. Nuss, Ph.D.                   44    Vice President of Chemistry
Behrooz Najafi                        43    Vice President of Corporate Services
D. Ry Wagner, Ph.D.                   46    Vice President of Plant Genetics and Biotechnology

------------------------
(1) Please see "Proposal 1 - Election of Class I Directors" in this Proxy Statement for information about this executive officer and director.
(2)  Mr.  Myers  resigned  effective  March  31,  2003.

     Glen Y. Sato has served as Senior Vice President, Chief Financial Officer, General Counsel and Secretary since January 2003. From November 1999 to December 2002, Mr. Sato served as Chief Financial Officer, Vice President of Legal Affairs and Secretary. From April 1999 to November 1999, Mr. Sato served as Vice President, Legal and General Counsel for Protein Design Labs, Inc., a biotechnology company, where he previously served as the Associate General Counsel and Director of Corporate Planning from July 1993 to April 1999. Mr. Sato holds a B.A. from Wesleyan University and a J.D. and M.B.A. from the University of California, Los Angeles.

     Gregory D. Plowman, M.D., Ph.D., has served as Senior Vice President of Pharmaceutical Research since January 2003. From October 2000 to December 2002, Dr. Plowman served as Vice President of Pharmaceutical Research. From December 1997 to September 2000, Dr. Plowman served as Vice President of Molecular Biology at SUGEN, Inc., a Pharmacia Corporation company. From January 1994 to December 1997, Dr. Plowman served as Director and Senior Director of Molecular Biology at SUGEN. At SUGEN, Dr. Plowman was responsible for the identification and validation of therapeutic targets in oncology, angiogenesis and metabolic disease, with a particular focus on protein kinases and phosphatases. From January 1988 to December 1993, Dr. Plowman served in various positions at Bristol-Myers Squibb, a pharmaceutical company, the last year of which he was Senior Principal Scientist, Oncology Drug Discovery. Dr. Plowman has previous experience with Oncogen and The Fred Hutchinson Cancer Research Center in Seattle. Dr. Plowman has authored numerous articles in the cancer field and is an inventor on nine issued U.S. patents. Dr. Plowman holds a Ph.D. in Pathology and an M.D., both from the University of Washington.

     Jane M. Green, Ph.D., has served as Vice President of Corporate Communications since January 2002. From June 1999 to December 2001, Dr. Green served as Senior Director, Corporate Communications at Caliper Technologies Corp., a life sciences tools company. At Caliper, Dr. Green was responsible for all external and internal communications programs. From September 1994 to May 1999, Dr. Green directed corporate communications and investor relations for Isis Pharmaceuticals, Inc., a biotechnology company. Before this time, Dr. Green held various positions with Rhone-Poulenc Rorer (now Aventis). Dr. Green holds a B.A. in English from the University of Pennsylvania and a Ph.D. in English
Literature  from  the  State  University  of  New  York  at  Buffalo.

     Jeffrey R. Latts, M.D., has served as Chief Medical Officer and Senior Vice President of Clinical Development since July 2001. From 1995 to June 2001, Dr. Latts served as Vice President of Clinical Research and Development and
Corporate Chief Medical Officer at Berlex Laboratories, a pharmaceutical healthcare company. At Berlex, Dr. Latts was responsible for U.S. clinical development operations and oversaw the efforts of a 120-member staff. Prior to Berlex, Dr. Latts served as Vice President of Clinical Research at Wyeth Ayerst, a pharmaceutical company. He began his career in the pharmaceutical industry with Parke-Davis GmbH. In his 20 years in the industry, Dr. Latts has been involved in numerous IND submissions and has successfully initiated early to late stage clinical trials for multiple disease areas, including cancer, immunology, central nervous system and metabolic diseases. He holds an M.D. from the University of Minnesota.

     Michael M. Morrissey, Ph.D., has served as Senior Vice President of Discovery Research since January 2003. Previously he served as Vice President of Discovery Research from February 2000 through December 2002. Previously with Berlex Biosciences, a pharmaceutical company, since 1991, Dr. Morrissey held various positions, including Vice President of Discovery Research, Director of Pharmaceutical Discovery and Unit Head of Medicinal Chemistry. Dr. Morrissey received his Ph.D. in Chemistry from Harvard University and his B.S. Honors in Chemistry from the University of Wisconsin.

     Robert M. Myers served as Executive Vice President, Pharmaceuticals from January 2002 through March 2003. Mr. Myers has over ten years of experience in the biopharmaceutical industry. He joined Exelixis from ALZA Corporation, a pharmaceutical company, where he held various positions of increasing responsibility from 1992 to 2002, most recently, Senior Vice President, Commercial Development. In this position, he oversaw the company's commercial development activities, including strategic and corporate planning, new product planning, mergers and acquisitions and licensing. Mr. Myers holds an M.B.A. from the Stanford Graduate School of Business and a B.S. and an M.S. in Engineering from Stanford University.

     Pamela A. Simonton has served as Vice President of Corporate Technology Development since April 2000. From July 1996 to April 2000, Ms. Simonton served as Vice President, Licensing and Acquisitions for Bayer Corporation's Pharmaceutical Division. From September 1994 to July 1996, Ms. Simonton served as Vice President of Patents and Licensing for Bayer's Pharmaceutical Division, North America. Ms. Simonton holds a B.S. in Chemistry from Barry College, an M.S. in Physics from Miami University, a J.D. from Nova University and an L.L.M. in Patent and Trade Regulation from George Washington University.

     John M. Nuss, Ph.D., has served as Vice President of Chemistry since September 2002. From April 2000 to September 2002, Dr. Nuss served as Senior Director, Chemistry at Exelixis. From April 1994 to April 2000, Dr. Nuss was Director of Chemistry at Chiron Corporation, a biotechnology company. He was on the faculty of the University of California, Riverside from 1988 to 1994. From 1986 to 1988, Dr. Nuss served as a National Institutes of Health post-doctoral fellow at Stanford University. Dr. Nuss holds a B.S. in Chemistry from the University of Kansas and a Ph.D. in Chemistry from the University of Wisconsin, Madison.

     Behrooz Najafi, has served as Vice President of Corporate Services since January 2003 and in his current position, he is responsible for leading all global information technology functions as well as managing telecommunications, procurement and various administrative functions. Previously, Mr. Najafi served as Senior Director of Corporate Services from March 2000 through December 2002. From 1993 to 2000, Mr. Najafi served as Senior Director of Information Technology at SUGEN, Inc., a Pharmacia Corporation company. At SUGEN, Mr. Najafi was responsible for building and leading the global IT team and infrastructure that contributed to SUGEN's growth from a private start-up company to a public company acquired by Pharmacia Corporation in 1999. Mr. Najafi holds a B.S. in Mathematics from the University of Washington.

     D. Ry Wagner, Ph.D., has served as Vice President of Plant Genetics and Biotechnology since December 2000. From December 1998 to January 2001, Dr. Wagner served as Vice President, Research at Agritope, Inc., now Exelixis Plant Sciences, Inc., a wholly-owned subsidiary of the Company. From September 1994 to December 1998, Dr. Wagner was associate professor of Biology at the Institute of Molecular Biology of the University of Oregon. He was appointed to the faculty at the University of Oregon in 1988. From 1985 to 1988, Dr. Wagner served as a National Science Foundation post-doctoral fellow. Dr. Wagner holds a B.S. in Botany and Plant Science from Michigan State University and a Ph.D. in Genetics from the University of Washington.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     To our knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2002, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

COMPENSATION OF DIRECTORS

     Each of our non-employee directors receives an annual stipend of $10,000 and a per meeting fee of $2,500. They receive $500 for each committee meeting attended by committee members and $500 for participation in monthly Board of Director and committee conference calls. In the year ended December 31, 2002, the total compensation paid to non-employee directors was $164,359. The members of the Board of Directors are also eligible for reimbursement for their expenses incurred in attending Board meetings in accordance with Company policy.

     In January 2000, we adopted the 2000 Non-Employee Directors' Stock Option Plan (the "Directors' Plan") to provide for the automatic grant of options to purchase shares of common stock to our directors who are not employees of Exelixis or of any affiliate of Exelixis. Such options are granted automatically, without further action by the Company, the Board of Directors or the stockholders of the Company. Under the terms of the Directors' Plan, all non-employee directors shall receive a one-time initial option to purchase 25,000 shares of common stock. In addition, all non-employee directors shall receive an annual option to purchase 5,000 shares of common stock at the Annual Meeting of stockholders. Options granted under the Directors' Plan are not intended by the Company to qualify as incentive stock options under the Internal Revenue Code of 1986, as amended. The exercise price of options granted under the Directors' Plan is equal to 100% of the fair market value of a share of common stock on the grant date. Under the terms of the Directors' Plan, the initial option to purchase 25,000 shares is immediately exercisable but will vest at the rate of 25% of the shares on the first anniversary of the grant date and monthly thereafter over the next three years. The annual grants to purchase 5,000 shares are exercisable immediately but will vest monthly over the four-year period. If the non-employee director is appointed to the board after the Annual Meeting, the annual grant will be pro-rated. As long as the optionholder continues to serve with us or with an affiliate of ours, the option will continue to vest and be exercisable during its term. When the optionholder's service terminates, we will have the right to repurchase any unvested shares at the original exercise price, without interest. All options granted under the Directors' Plan have a term of ten years, and are set to terminate three months after a non-employee director's service terminates. In the event of a merger of the Company with or into another corporation or a consolidation, acquisition of assets or other change-in-control transaction involving the Company, any surviving entity will either assume or replace all outstanding options under the Directors' Plan. Otherwise, the vesting of the options will accelerate.

     During the last year, we granted options covering 5,000 shares to each non-employee director of the Company, at an exercise price per share of $7.95. The fair market value of such common stock on the date of grant was $7.95 per share (based on the closing sales price reported on the Nasdaq National Market on the date of grant). As of April 21, 2003, no options had been exercised under the Directors' Plan.

COMPENSATION OF EXECUTIVE OFFICERS

     The following table shows for the fiscal years ended December 31, 2000, 2001 and 2002, compensation awarded or paid to, or earned by, the Company's
Chief Executive Officer and its other four most highly compensated executive officers at December 31, 2002 (the "Named Executive Officers"):

                          SUMMARY OF COMPENSATION TABLE

                                                                                                 Long - Term
                                                                                                 Compensation
                                                        Annual Compensation                        Awards (6)
                                         -----------------------------------------------------  --------------
                                                                                                  Securities
                                                                                 Other Annual     Underlying       All Other
Name and Principal Position                  Year         Salary       Bonus     Compensation       Options      Compensation(7)
---------------------------------------  -------------  -----------  ----------  -------------  --------------  ----------------
George A. Scangos, Ph.D                      2002        $525,000     $315,000    $        -               -     $        4,000
 President and Chief Executive Officer       2001         462,000      277,000             -         350,000                  -
                                             2000         420,000      252,000           378         250,000                  -

Geoffrey Duyk, M.D., Ph.D.                   2002         380,000      133,000             -               -                  -
 President, Research and Development         2001         335,000      117,250             -          250,000                 -
                                             2000         300,000      107,000        36,385 (1)      200,000                 -

Robert M. Myers                              2002         311,458 (2)  113,750        50,000 (2)      225,000                 -
 Executive Vice President of                 2001               -            -             -                -                 -
 Pharmaceuticals                             2000               -            -             -                -                 -

Jeffrey R. Latts, M.D.                       2002         310,000       93,000             -                -             1,333
 Chief Medical Officer and                   2001         137,000 (3)        -             -          155,000                 -
 Senior Vice President of Development        2000               -            -             -                -                 -

Pamela A. Simonton, J.D., L.L.M              2002         232,000       58,000        75,000 (4)            -             3,900
 Vice President of Corporate                 2001         220,000       44,000             -           97,500                 -
 Technology Development                      2000         157,500 (5)   23,625        20,660 (5)       35,000                 -

(1) Other annual compensation includes relocation compensation to Dr. Duyk of $36,007.
(2) Mr. Myers joined the Company in January 2002 and received a $50,000 sign on bonus. Mr. Myer's annual salary for 2002 was $325,000.
(3) Dr. Latts joined the Company in July 2001. Dr. Latt's annual salary for 2001 was $300,000.
(4) Includes the forgiveness of $75,000 of a loan in principal amount of $300,000 for Ms. Simonton in 2002.
(5) Ms. Simonton joined the Company in April 2000 and received a $8,750 sign on bonus and $11,910 in relocation compensation. Ms. Simonton's annual salary for 2000 was $210,000.
(6)  We  offer  no  other  form  of  Long-Term  compensation.
(7)  Represents  401(k)  matching  contributions  for  2002.



                        STOCK OPTION GRANTS AND EXERCISES

     We grant options to our executive officers under our 2000 Equity Incentive Plan, which was approved by our stockholders on March 15, 2000 and under which no grants were made prior to our initial public offering. Prior to April 2000, we granted options to our executive officers under our 1997 Equity Incentive Plan and 1994 Employee, Director and Consultant Stock Plan. Under the 2000 Equity Incentive Plan, 1997 Equity Incentive Plan and 1994 Employee, Director and Consultant Stock Plan, options to purchase an aggregate of 15,087,025 shares of common stock were granted from the inception of these plans to December 31, 2002, of which options to purchase 10,055,616 shares of common stock were outstanding and 1,733,636 shares remained available for grant under the 2000 Equity Incentive Plan as of December 31, 2002.

     Our 1997 Equity Incentive Plan was terminated for purposes of new option grants in April 2000. Our 1994 Employee, Director and Consultant Stock Plan was terminated for purposes of new option grants in September 1997. Each of the plans remains in effect as to outstanding options granted under that plan.

     The following tables show for the fiscal year ended December 31, 2002, certain information regarding options granted to, exercised by and held at year-end by, the Named Executive Officers.

     The exercise price of each option granted in 2002, $12.25, was equal to the fair market value of common stock on the date of grant. The exercise price may be paid in cash or shares of common stock valued at fair market value on the exercise date.

     The potential realizable value of the Company's options is calculated based on the ten-year term of the option at the time of grant. Stock price appreciation of 5% and 10% is assumed pursuant to rules promulgated by the SEC and does not represent the Company's prediction of its stock price performance. The potential realizable values at 5% and 10% appreciation are calculated by:

     - multiplying the number of shares of common stock subject to a given option by the grant day exercise price;

     - assuming that the aggregate stock value derived from that calculation compounds at the annual 5% or 10% rate shown in the table until the expiration of the options; and

     -    subtracting  from  that  result  the  aggregate option exercise price.

     Percentages shown under "Percent of Total Options Granted to Employees in 2002" are based on an aggregate of 3,879,981 options granted to Exelixis employees, consultants and directors under the Company's stock option plans during 2002.

              STOCK OPTION GRANTS IN YEAR ENDED DECEMBER 31, 2002

                                                        Individual Grants                       Potential Realizable
                                     ---------------------------------------------------------    Value at Assumed
                                                                                                   Annual Rates of
                                        Number of      Percent of                                    Stock Price
                                       Securities    Total Options                                  Appreciation
                                       Underlying      Granted to      Exercise                   for Option Term
                                         Options      Employees in    Price per   Expiration   ----------------------
       Name                            Granted (#)      2002 (%)        Share        Date          5%          10%
---------------------------------     ------------- ---------------  ----------- ------------  ----------  ----------

George A. Scangos, Ph.D.                   -              -               -            -            -           -

Geoffrey Duyk, M.D., Ph.D.                 -              -               -            -            -           -

Robert M. Myers                         225,000         5.8%           $12.25      02/01/2012   $1,733,391  $4,392,753

Jeffrey R. Latts, M.D.                     -              -               -            -            -           -

Pamela A. Simonton, J.D., L.L.M.           -              -               -            -            -           -

     The following table sets forth the number and value of securities underlying unexercised options that are held by each of the Named Executive Officers as of December 31, 2002.

     Amounts shown under the column "Value of Unexercised In-the-Money Options at December 31, 2002" are based on the December 31, 2002 closing price of $8.00 per share, without taking into account any taxes that may be payable in connection with the transaction, multiplied by the number of shares underlying the option, less the exercise price payable for these shares.

                  AGGREGATED STOCK OPTIONS AT DECEMBER 31, 2002

                                                                   Number of Securities
                                                                  Underlying Unexercised      Value of Unexercised In-
                                                                  Options at December 31,       the-Money Options at
                                     Shares                               2002(1)                December 31, 2002(1)
                                    Acquired         Value     ---------------------------   ---------------------------
                                   on Exercise      Realized   Exercisable/   Exercisable/   Exercisable/   Exercisable/
         Name                          (#)            (2)        Vested         Unvested        Vested        Unvested
-------------------------------   ------------     ----------  ------------   ------------   ------------   ------------
George A. Scangos, Ph.D.              862,500  $     679,999       232,291        367,709  $           -  $           -
Geoffrey Duyk, M.D., Ph.D.            375,000        240,000       327,083        291,667      1,305,000              -
Robert M. Myers                             -              -             -        225,000              -              -
Jeffrey R. Latts, M.D.                      -              -        51,770        103,230              -              -
Pamela A. Simonton, J.D., L.L.M             -              -        71,873         60,627              -              -

-------------------
(1) All options are exercisable upon grant, but the underlying shares are subject to a right of repurchase by Exelixis until vested.
(2)  Based on the fair market value of the common stock on the date of exercise.

             EMPLOYMENT, SEVERANCE AND CHANGE OF CONTROL AGREEMENTS

     At the time of commencement of employment, Exelixis employees generally sign offer letters specifying basic terms and conditions of employment. In general, Exelixis employees are not subject to written employment agreements. Each officer and employee has entered into a standard form agreement with respect to confidential information and invention assignment that provides that the employee will not disclose any confidential information of Exelixis received during the course of employment and that, with some exceptions, the employee will assign to Exelixis any and all inventions conceived or developed during the course of employment.

     In September 1996, we entered into an agreement with George Scangos in connection with his appointment as President and Chief Executive Officer of Exelixis. The agreement provides that Dr. Scangos' term of employment will be renewed automatically each year unless either party provides written notice of its intention not to renew. In the event that Dr. Scangos' employment is terminated without cause, he may receive up to six months base salary and bonus, together with all benefits. The agreement also provides that in the event of a merger or sale of more than 50% of Exelixis' assets, Dr. Scangos' unvested stock options shall automatically accelerate and vest in full.

     In April 1997, we entered into an agreement with Geoffrey Duyk in connection with his appointment as Chief Scientific Officer and Senior Vice President of Research and Development. The agreement provides that Dr. Duyk's term of employment will be renewed automatically each year unless either party provides written notice of its intention not to renew. In the event that Dr. Duyk's employment is terminated without cause, he may receive up to six months base salary and any declared but unpaid bonus as of the date of termination, together with all benefits. The agreement also provides that in the event of a change of control, Dr. Duyk's unvested stock options shall automatically accelerate and vest in full.

     In October 1999, we entered into an agreement with Glen Sato in connection with his appointment as Chief Financial Officer and Vice President of Legal Affairs. The agreement provides that in the event that Mr. Sato's employment is terminated without cause, he will receive six months base salary and benefits.

     In February 2000, we entered into an agreement with Michael Morrissey in connection with his appointment as Vice President of Discovery Research. The agreement provides that in the event that Dr. Morrissey's employment is terminated without cause, he may receive six months base salary and benefits.

     In September 2000, we entered into an agreement with Gregory Plowman in connection with his appointment as Vice President of Pharmaceutical Research. The agreement provides that in the event that Dr. Plowman's employment is terminated without cause, he may receive six months base salary and benefits.

     In January 2002, we entered into an agreement with Robert M. Myers in connection with his appointment as Executive Vice President, Pharmaceuticals. The agreement provides that in the event that Mr. Myers employment is terminated without cause, he may receive six months base salary and benefits.

     In March 2003, we entered into an agreement with Robert M. Myers in connection with Mr. Myers' resignation from his position with the Company as Executive Vice President, Pharmaceuticals. The agreement provides that, effective upon his resignation on March 31, 2003, Mr. Myers will be retained by the Company as a consultant for a period of nine months following his resignation for compensation of $30,000 per month. In addition, the agreement provides that the continued vesting of any unvested stock options Mr. Myers holds pursuant to the Company's 2000 Equity Incentive Plan will cease. In consideration of his execution of a release of claims related to his employment, we extended the period during which such options may be exercised to from 3 months to 18 months following his resignation date.

                   REPORT OF THE COMPENSATION COMMITTEE OF THE
                  BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION(2)

     The Compensation Committee of the Board of Directors was formed in January 2000. The Compensation Committee is responsible for the administration of the Company's executive compensation programs. These programs include base salary and annual bonuses for officers as well as long-term incentive compensation programs. The Company's compensation programs are designed to provide a competitive level of total compensation and include significant incentive and equity ownership opportunities directly linked to the Company's performance and stockholder return.

     The Compensation Committee is currently composed of three non-employee directors: Drs. Cohen, Marchesi and Formela.

Compensation Philosophy. The Company's overall executive compensation philosophy is based on the following principles:

     (a) to provide competitive levels of total compensation which will enable the Company to attract and retain the best possible executive talent;

     (b)  to  motivate  executives  to achieve superior results for the Company;

     (c) to align the financial interests of executives and stockholders through equity-based plans; and

     (d) to provide a compensation program that recognizes individual contributions as well as overall business results.

     Compensation Program. The Compensation Committee is responsible for reviewing and recommending to the Board of Directors the compensation of all officers of the Company and establishes and reviews general policies relating to compensation and benefits of employees of the Company. The Compensation Committee is also responsible for the administration of the 2000 Equity Incentive Plan (the "2000 Option Plan"). There are three major components to the Company's executive compensation: base salary, potential annual cash bonus and potential long-term compensation in the form of stock options. The Compensation Committee considers the total current and potential compensation of each executive officer in establishing each element of compensation.

1.   Base  Salary.  In  setting  compensation  levels  for  executive  officers,
     ------------
     initial salaries are based on negotiations between the particular executive officer and the Chief Executive Officer, as approved by the Compensation Committee. Since 1999, the annual reviews of executive officers have occurred in the fourth quarter of the year. The Compensation Committee reviews competitive information relating to compensation levels for comparable positions at medical product, biotechnology and high technology companies as well as the compensation levels of other executive officers in the Company. Historically, the Compensation Committee has relied on general industry survey information for these companies. In addition, the Compensation Committee may, from time to time, hire compensation and benefit consultants to assist in developing and reviewing overall salary strategies. Individual executive officer base compensation may vary based on seniority in position, assessment of individual performance, salary relative to internal and external equity and the significance of the position relative to the success of the Company.

2.   Annual  Cash  Bonus.  The  Compensation  Committee  annually  reviews  each
     -------------------
     executive officer's bonus by executive officer position and the performance of the Company as well as the individual. Payment of cash bonuses is tied to the accomplishment of corporate milestones and to each individual officer's year-end performance review.

3.   Long-Term  Incentive  Program.  The Company's 2000 Option Plan provides for
     ----------------------------
     the issuance of stock options to officers and employees of the Company to purchase shares of common stock at an exercise price equal to the fair market value of such stock on the date of grant. Stock options are granted to the Company's executive officers and other employees both as a reward for past individual and corporate performance and as an incentive for future performance. The Compensation Committee believes that stock-based performance compensation arrangements are essential in aligning the interests of management and the stockholders in enhancing the value of the Company's equity as well as encouraging executives to remain employed by the Company.

4.   Benefits.  The  Company  provides  benefits  to the executive officers that
     --------
     are generally available to all employees of the Company. The amount of executive level benefits and perquisites, as determined in accordance with the rules of the Securities and Exchange Commission relating to executive compensation for each executive officer, did not exceed 10% of total salary and bonus for that individual in the calendar year 2002.

     Compensation for the Chief Executive Officer. In determining Dr. Scangos' salary for 2003, the Compensation Committee reviewed and considered his historical compensation level, the number and nature of the transactions entered into by the Company in 2002, the achievement of key scientific and research goals as well as the compensation levels of other executives in peer companies, taking into account Dr. Scangos' experience and knowledge. The Compensation
Committee determined that it was appropriate to increase Dr. Scangos' base salary from $525,000 to $600,000. In addition, for his performance in 2002, the Compensation Committee awarded Dr. Scangos a bonus of $315,000.

     Section 162(m) of The Internal Revenue Code Limitations on Executive Compensation. In 1993, Section 162(m) was added to the United States Internal Revenue Code of 1986, as amended. Section 162(m) may limit the Company's ability to deduct for United States federal income tax purposes, compensation in excess of $1,000,000 paid to the Company's Chief Executive Officer and its four other highest paid executive officers in any one fiscal year. No executive officer of the Company received any such compensation in excess of this limit during fiscal 2002.

     Non-officer employee stock option repricing. In 2001, the Compensation Committee granted approximately 545,000 supplemental stock options under the Company's 2000 Equity Incentive Plan to certain employees (excluding officers and directors) who had stock options with exercise prices greater than $16.00 per share. The number of supplemental options granted was equal to 50% of the corresponding original grant held by each employee. The supplemental options have an exercise price of $16.00, vest monthly over a two-year period beginning April 1, 2001, and have a 27-month term. The vesting on the corresponding original stock options was suspended and resumed in April 2003 following the completion of vesting of the supplemental options. The Compensation Committee believes that equity ownership is a significant incentive to all employees and that the supplemental stock option grants provide continuing incentives tied to the future success of the Company for employees.

     Conclusion. It is the opinion of the Compensation Committee that the aforementioned compensation policies and structures provide the necessary incentives to properly align the Company's corporate economic performance and the interests of the Company's stockholders with progressive, balanced and competitive executive total compensation practices in an equitable manner.

                                   Respectfully submitted,
                                   The Compensation Committee of the Board of
                                   Directors

                                   Charles Cohen
                                   Vincent T. Marchesi
                                   Jean-Francois Formela

-------------------
(2) The material in this report is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference into any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation by reference language contained in such filing.


          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     None of the members of the Company's Compensation Committee has at any time been an officer or employee of Exelixis. No interlocking relationship exists between the Company's Board of Directors or Compensation Committee and the Board of Directors or Compensation Committee of any other company, nor has any interlocking relationship existed in the past.

     During 2001, prior to Exelixis' acquisition of Artemis Pharmaceuticals GmbH ("Artemis") in May 2001, Drs. Formela, Papadopoulos and Scangos served as members of the Shareholders' Committee of Artemis, the governing board of Artemis that was responsible for compensation decisions.

                       PERFORMANCE MEASUREMENT COMPARISON

     The following graph compares the cumulative total stockholder return on the Company's common stock with the cumulative total return of the Nasdaq National Market, U.S. Index ("Nasdaq") and the Nasdaq Biotech Index ("Nasdaq-Biotech") for the period beginning on April 11, 2000, the Company's first day of trading after its initial public offering, and ending on December 31, 2002.

   Comparison of Quarterly Cumulative Total Return(3) Among Exelixis, Inc., the
        Nasdaq National Market, U.S. Index and the Nasdaq Biotech Index(4)

                                [GRAPHIC OMITTED]

                                      Cumulative Total Returns

                --------  --------  --------  --------  --------  --------  --------  --------
                4/11/00   6/30/00   9/30/00   12/31/00  03/31/01  06/30/01  09/30/01  12/31/01
                --------  --------  --------  --------  --------  --------  --------  --------
Exelixis, Inc.    100       257       241       112        62       136        82       119
Nasdaq            100        98        91        61        44        52        36        47
Nasdaq Biotech    100       118       128       105        72        95        70        85

                --------  --------  --------  --------
                03/31/02  06/30/02  09/30/02  12/31/02
                --------  --------  --------  --------
Exelixis, Inc.     99        54        35        57
Nasdaq             44        35        28        32
Nasdaq Biotech     73        48        45        47

-------------------
(3) Assumes that $100.00 was invested on April 11, 2000 (the date of our initial public offering) in the designated stock or index - including reinvestment of dividends. Fiscal years ended December 31.

(4) The material in this report is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference into any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation by reference language contained in such filing.

                              CERTAIN TRANSACTIONS

     Indemnification Agreements. In connection with our initial public offering, we adopted and filed an amended and restated certificate of incorporation and restated bylaws. As permitted by Delaware law, our amended and restated certificate of incorporation provides that no director will be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

     -    any  breach  of  duty  of  loyalty to the Company or our stockholders;

     - acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

     - unlawful payment of dividends or unlawful stock repurchases or redemptions; or

     - any transaction from which the director derived an improper personal benefit.

     Our amended and restated bylaws provide that we will indemnify our directors and executive officers and may indemnify our other officers and employees and other agents to the fullest extent permitted by law. We believe that indemnification under our amended and restated bylaws covers at least negligence and gross negligence on the part of indemnified parties. Our amended and restated bylaws also permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether the amended and restated bylaws would permit indemnification.

     We have entered into agreements to indemnify our directors and executive officers, in addition to the indemnification provided for in our amended and restated bylaws. These agreements, among other things, indemnify our directors and executive officers for certain expenses, including attorneys' fees, judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by the Company, arising out of such person's services as a director or executive officer with respect to the Company, any of our subsidiaries or any other company or enterprise to which the person provides services at our request. We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and executive officers.

     Indebtedness of Management. As of April 15, 2003, the total amount of loans outstanding to our executive officers was $1,112,869.

     In January 1998, we entered into a loan agreement with George Scangos, President, Chief Executive Officer and a director, in the amount of $150,000. The loan had an interest rate of 6.13% and matured on January 19, 2003. Dr. Scangos paid $140,566 of his loan amount during 2000, and the remainder of the balance upon maturity. In January 1998, we also entered into a loan agreement with Geoffrey Duyk, Chief Scientific Officer, President of Research and Development and a director, in the amount of $90,000. The loan had an interest rate of 6.13% and matured on January 16, 2003. Dr. Duyk repaid the loan upon maturity.

     In January 1998, we provided a non-interest bearing advance of $74,000 and $44,000 to George Scangos, President, Chief Executive Officer and a director, and Geoffrey Duyk, Chief Scientific Officer, President of Research and Development and a director, respectively. Dr. Duyk repaid the full amount of the advance during 2003.

     In January 2000, we entered into a loan agreement with Glen Sato, Senior Vice President, Chief Financial Officer, General Counsel and Secretary, in the amount of $72,500. The loan has an interest rate of 6.50% and matures on the earlier of January 27, 2004 or the sale of vested shares of common stock purchased pursuant to the note.

     In February 2000, we entered into loan agreements with George Scangos, President, Chief Executive Officer and a director, Geoffrey Duyk, Chief Scientific Officer, President of Research and Development and a director, and Michael Morrissey, Senior Vice President, Discovery Research, in the amounts of $470,000, $260,000 and $110,000, respectively. Dr. Scangos paid $48,125 of his outstanding loan amount during 2000. Dr. Duyk repaid the full amount of the loan during 2003. The loans have an interest rate of 6.50% and mature on the earlier of February 3, 2004 or the sale of vested shares of common stock purchased pursuant to the notes.

     In April 2001, we entered into a loan agreement with George Scangos, President, Chief Executive Officer and a director in the amount of $300,000. The loan to Dr. Scangos had an interest rate of 6.00% and matured on December 31, 2001. Dr. Scangos repaid the full amount of the loan during 2001.

     In April 2001, we entered into a loan agreement with Pamela Simonton, Vice President Corporate Technology Development in the amount of $300,000. The loan has an interest rate of 4.90% and matures on April 26, 2005. The loan is subject to 25% forgiveness on each anniversary of the loan provided that Ms. Simonton is a full-time employee during the preceding 12 months. Accordingly, $75,000 of the loan principal was forgiven in 2002.

     In September 2001, we entered into a loan agreement with Gregory Plowman, Senior Vice President of Pharmaceutical Research in the amount of $75,000. The loan has an interest rate of 4.82% and matures on September 18, 2005. The loan is subject to 100% forgiveness of principal upon Mr. Plowman's fourth employment anniversary date with Exelixis.

     On July 15, 2002, we entered into a loan agreement with Jeffrey Latts, Senior Vice President and Chief Medical Officer in the amount of $125,000. The loan has an interest rate of 4.60% and matures on July 15, 2006. The loan is subject to 50% forgiveness of principal upon Dr. Latts' third employment anniversary date and forgiveness of the remaining 50% of the principal upon his fourth employment anniversary date.

     All future transactions other than loan facilities and amendments to any existing loan facilities between the Company and our officers, directors, principal stockholders and their affiliates will be approved by a majority of the Board of Directors, including a majority of the independent and disinterested directors, and will continue to be on terms no less favorable to the Company than could be obtained from unaffiliated third parties. Effective July 30, 2002, the Company no longer makes available loan facilities to, or amends existing loan facilities with, our executive officers.

     Additional Transaction. In May 2001, prior to the Company's acquisition of Artemis, the Shareholders' Committee of Artemis approved a bonus payment of $100,000 to Peter Stadler, managing director of our Artemis subsidiary and a director of the Company, for his prior service as President and Chief Executive Officer of Artemis from 1998 to 2001.

                                  OTHER MATTERS

     The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                              By Order of the Board of Directors

                              /s/ Glen Y. Sato

                              GLEN Y. SATO
                              Secretary

                              April 28, 2003


                         HOUSEHOLDING OF PROXY MATERIALS

     The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as "householding," potentially means extra convenience for stockholders and cost savings for companies.

     This year a number of brokers with account holders who are Exelixis stockholders will be "householding" Exelixis' proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate proxy statement, please notify your broker or direct your written request to: Investor Relations, Exelixis, Inc., 170 Harbor Way, P.O. Box 511, South San Francisco, California 94083 or contact Exelixis, Inc., Investor Relations at (650) 837-7000. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request "householding" of their communications should contact their broker.

     A copy of the Company's Annual Report on Form 10-K for the year ended December 31, 2002, is available without charge upon written request to: Investor Relations, Exelixis, Inc., 170 Harbor Way, P.O. Box 511, South San Francisco, California 94083.

                                 EXELIXIS, INC.
                            AUDIT COMMITTEE CHARTER
               (Adopted July 25, 2000, As Amended March 31, 2003)

Purpose

The primary purpose of the Audit Committee (the "Committee") is to act in behalf of and assist the Board of Directors (the "Board") in fulfilling its responsibility to oversee management's conduct of the Company's financial reporting process and ensuring the integrity of the Company's financial statements. Committee members shall be independent and financially literate. Generally, the responsibility of the Committee includes:

     (a) overviewing the financial reports and other financial information provided by the Company to any governmental or regulatory body, the public or other users thereof;
     (b) reviewing the Company's financial reporting process and systems of internal accounting and financial controls; and
     (c) ensuring the independence of the outside auditors and the performance of an annual independent audit of the Company's financial statements.

In discharging its oversight role, duties and responsibilities, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company. The powers of the Committee include the authority to engage outside counsel, auditors or other experts for this purpose. The Board and the Committee are in place to represent the Company's stockholders; accordingly, the outside auditor is ultimately accountable to the Board and the Committee.

While the Committee has the responsibilities and powers provided in this Charter, it is not the duty of the Committee to plan or conduct audits, or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles ("GAAP"). Management remains responsible for the preparation, presentation and integrity of the Company's financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company. The independent auditors are responsible for auditing the Company's financial statements and for reviewing the Company's unaudited interim financial statements.

The  Committee  shall  review  the  adequacy of this Charter on an annual basis.

Membership

     The Committee shall be comprised of not less than three members of the Board, and the Committee's composition will meet the requirements of the Audit Committee Policy of the Nasdaq Stock Market. Accordingly, all of the members will be directors who:

     (a) have no relationship to the Company that may interfere with the exercise of their independence from management and the Company; and
     (b) are financially literate at the time of their appointment to the Committee. In addition, at least one member of the Committee will have accounting or related financial management expertise to meet the definition of "audit committee financial expert," as defined by SEC rules and regulations and applicable listing standards for the exchange upon which the Company's securities trade from time to time.


Key Responsibilities

The Committee's job is one of oversight and it recognizes that the Company's management is responsible for preparing the Company's financial statements and that the outside auditors are responsible for auditing those financial statements. Accordingly, the Committee is responsible for the review and resolution of any disagreements the outside auditors may have with the Company's management.

     Since the Committee recognizes that Company management, as well as the outside auditors, have more time, knowledge and more detailed information on the Company than do Committee members; consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company's financial statements or any professional certification as to the outside auditor's work.

In general, the common recurring activities of the Committee in carrying out its oversight function are specified below. These functions are set forth as obligations under existing laws, rules and regulations with the understanding that the Committee may diverge from these obligations as appropriate under the circumstances and consistent with changes in the applicable laws, rules and regulations.

- The Committee shall meet and review with the outside auditors all critical accounting policies and practices of the Company, alternative treatments of financial information within GAAP that have been discussed by the outside auditors with management, and the treatment preferred by the outside auditors.

- The Committee shall meet and review with management and the outside auditors the audited financial statements to be included in the Company's Annual Report on Form 10-K and Annual Report to Stockholders and review and consider with the outside auditors the matters required to be discussed by Statement of Auditing Standards No. 61, "Communication with Audit Committees" ("SAS No. 61").

- As a whole, or through the Committee chair, the Committee shall meet and review with the outside auditors the Company's interim financial results to be included in quarterly filings with the Securities and Exchange Commission and the matters required to be discussed by SAS No. 61; this review will occur prior to the Company's filing of the Quarterly Reports on Form 10-Q.

- The Committee shall review and discuss with management and the outside auditors the quality and adequacy of the Company's internal controls, the attestation of the independent auditors with respect to those controls required by Section 404 of the Sarbanes-Oxley Act of 2002, and shall have the further authority to meet with the internal auditors or individuals performing those functions on behalf of the Company. The review shall include any material issues raised by the internal auditors or by any inquiry or investigation by governmental authorities.

- The Committee shall review and discuss with management all Section 302 and 906 certifications required by the Sarbanes-Oxley Act of 2002.

-    The  Committee  shall  at  least  annually:

          (a) request from the outside auditors, a formal written statement delineating all relationships between the auditor and the Company consistent with Independence Standards Board Standard Number 1;
          (b) discuss with the outside auditors any such disclosed relationships and their impact on the outside auditor's independence; and
          (c) take appropriate action to oversee the independence of the outside auditor.

- The Committee, subject to any action that may be taken by the full Board, shall have the ultimate authority and responsibility to appoint and remove, compensate and review the performance of the independent auditors. This authority shall include review and pre-approval of any and all services to be provided by the independent auditors to the Company.

- The Committee shall review and approve all related party transactions entered into by the Company.

- The Committee shall establish and maintain procedures for the receipt, retention and treatment of complaints regarding accounting, internal controls or auditing matters of the Company, including the establishment of procedures for confidential, anonymous submissions by Company employees with respect to the foregoing matters.